Exhibit 10.5
THIRD AMENDMENT
TO THE
FIFTH THIRD BANCORP 401(K) SAVINGS PLAN
(January 1, 2020 Restatement)
WHEREAS, Fifth Third Bancorp (“Fifth Third”) sponsors and maintains the Fifth Third Bancorp 401(k) Savings Plan, as amended and restated effective January 1, 2020, and as subsequently amended (the “Plan”);
WHEREAS, Fifth Third desires to amend the Plan to implement certain provisions of the CARES Act and SECURE Act, and to provide for service crediting for employees acquired from Provide, Inc.;
WHEREAS, pursuant to Section 12.1(a) of the Plan, Fifth Third reserves the right to amend the Plan at any time;
WHEREAS, pursuant to Section 12.1(b) of the Plan, Fifth Third delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plan Committee and its Chairperson to amend the Plan.
NOW, THEREFORE, the Plan is hereby amended, effective as of the dates specified below, as follows:
1.    Article 2 of the Plan is amended to add the following definitions (all subsequent sections in Article 2 are renumbered accordingly), effective on or about July 13, 2020:
2.11    “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.
2.47    “Qualified Individual” means any individual who meets one or more of the criteria described in paragraphs (1), (2), (3), or (4). Participants, alternate payees and beneficiaries of deceased participants can be treated as Qualified Individuals. The Plan Administrator may rely on an individual’s certification that the individual satisfies a condition to be a Qualified Individual unless the Plan Administrator has actual knowledge to the contrary. In applying the criteria, “COVID-19” means either the virus SARS-CoV-2 or coronavirus disease 2019; “an approved test” means a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act); and a “member of the individual’s household” means someone who shares the individual’s principal residence. The criteria are as follows:
1.    The individual was diagnosed with COVID-19 by an approved test;
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2.    The individual’s spouse or dependent (as defined in Code §152) was diagnosed with COVID-19 by an approved test;
3.    The individual has experienced adverse financial consequences because: (a) the individual or the individual’s spouse, or a member of the individual’s household was quarantined, furloughed or laid off, or had work hours reduced due to COVID-19; (b) the individual, the individual’s spouse, or a member of the individual’s household was unable to work due to lack of childcare due to COVID-19; (c) a business owned or operated by the individual, the individual’s spouse, or a member of the individual’s household closed or reduced hours due to COVID-19; or (d) the individual, the individual’s spouse, or a member of the individual’s household had a reduction in pay (or self-employment income) due to COVID-19 or had a job offer rescinded or start date for a job delayed due to COVID-19; or
4.    The individual satisfies any other criteria determined by the Treasury or the IRS.
2.    Article 7 is amended to delete Section 7.5(b)(2), effective as of May 1, 2020 (and renumber all subsequent paragraphs accordingly) and to add the following Section 7.7, effective on or about July 13, 2020:
7.7    CARES Act Participant Loan Relief. If a Qualified Individual has an outstanding loan from the Plan on or after July 13, 2020, then notwithstanding any other provision of the Plan to the contrary, the following will apply if elected by the Qualified Individual: (1) if the date for any repayment of such loan occurs during the Suspension Period, the due date is extended for the Extension Period; (2) the due date of the loan will be extended by the Extension Period; (3) the Plan will adjust any subsequent repayments to reflect the extension of the due date and any interest accrued during the Suspension Period; and (4) the Plan will disregard the Extension Period in determining the 5-year period and the loan term under Code §72(p)(2)(B) or (C). The Suspension Period will begin on any date on or after July 13, 2020, pursuant to the Qualified Individual’s election, and end December 31, 2020. The Extension Period will equal the length of time of the Suspension Period. The provisions of this Section will be applied in accordance with Section 5.B. of Notice 2020-50, or any subsequent applicable guidance, and the adjustment described in (3) may reflect the “safe harbor” described therein.
3.    Section 8.6(c)(2)(A) is amended in its entirety to read as follows effective December 31, 2019:

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(A)    the calendar year in which the Participant attains age 72 (70-1/2 for a Participant born before July 1, 1949) or
4.    Article 8 of the Plan is amended to add the following Section, effective on or about July 13, 2020:
8.11    Coronavirus-Related Distributions.
(a)    A Qualified Individual may take one or more Coronavirus-related distributions subject to the provisions of this Section 8.11. The provisions of this Section will apply notwithstanding any limitation in the Plan on partial distributions or any otherwise applicable plan or administrative limits on the number of allowable distributions.
(b)    A Participant who receives a Coronavirus-related distribution may at any time during the 3-year period beginning on the day after receipt of the distribution, re-contribute such distribution to an eligible retirement plan, including the Plan.
(c)    A Coronavirus-related distribution is not available after December 30, 2020.
(d)    The total amount of Coronavirus-related distributions to a Qualified Individual pursuant to this Section 8.11 from the Plan shall not exceed $50,000.
5.    Section 9.4 of the Plan is amended to add the following sub-section (g), effective as of January 1, 2020:
(g)    Suspension of 2020 Minimum Distribution. Notwithstanding any other provision of the Plan to the contrary, minimum required distributions for the 2020 calendar year shall be suspended in accordance with the following:
(i)    If the 2020 distribution is the first minimum distribution required to be made to the Participant or his Surviving Spouse, distribution shall be suspended unless the Participant or Surviving Spouse elects payment.
(ii)    Otherwise, the 2020 minimum distribution will be made in accordance with the form of payment elected by the Participant or Surviving Spouse, as applicable, unless the Participant or Surviving Spouse elects to suspend payment.

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6.    Appendix I is amended by addition of the following:

Predecessor Employer	Service Crediting under Appendix	Other Substantive Provisions under Appendix
Provide, Inc.	XXXIII

7.    The Plan is amended by the addition of the attached Appendix XXXIII.
IN WITNESS WHEREOF, Fifth Third has caused this Amendment to be executed by its duly authorized representative this 15th day of December, 2021.

FIFTH THIRD BANCORP

By: /s/ Nancy C. Pinckney___________
Chairperson for the Fifth Third Bank
Pension, 401(k) and Medical Plan
Committee

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FIFTH THIRD BANCORP
401(K) SAVINGS PLAN
APPENDIX XXXIII
Provide, Inc.
1..    Provide Employee. For purposes of this Appendix, “Provide Employee” means an individual who immediately prior to the acquisition of Provide, Inc. (“Provide”) was employed by Provide and became an “Employee” on August 2, 2021.
2.    Past Service Credit. Each Provide Employee shall be credited with Service under Section 2.55(a)(5) of the Plan for his or her service with Provide. Such service shall be determined under rules comparable to those under Section 2.55(a)(1), (2) and (3). Such service shall be taken into account in determining Eligibility Service and Vesting Service.

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